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Exhibit 99.1

PRESS RELEASE
For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS

        SANTA MONICA, Calif., October 27, 2015—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2015, which included funds from operations ("FFO") diluted of $170.7 million or $1.01 per share-diluted compared to $132.6 million or $.88 per share-diluted for the quarter ended September 30, 2014. Net income attributable to the Company was $33.6 million or $.21 per share-diluted for the quarter ended September 30, 2015 compared to net income attributable to the Company for the quarter ended September 30, 2014 of $35.9 million or $.25 per share-diluted. A description and reconciliation of FFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot for the portfolio increased 10.3% for the year ended September 30, 2015 to $630 compared to $571 for the year ended September 30, 2014. On a same center basis, annual sales per square foot increased to $630 for the year ended September 30, 2015, up from $585 for the year ended September 30, 2014.

  •
  The releasing spreads for the year ended September 30, 2015 were up 16.3%.

  •
  Mall portfolio occupancy was 95.4% at September 30, 2015 compared to 95.6% at September 30, 2014.

  •
  On September 30, 2015 the Company announced agreements to enter into joint ventures totaling $5.4 billion with two institutional investors. Macerich will contribute interests in eight assets with expected cash proceeds to the Company totaling $2.3 billion.

        Arthur Coppola chairman and chief executive officer of Macerich stated, "The quarter was an extraordinarily busy and successful period for us as evidenced by our continued strong operating metrics and same center net operating income growth. In addition, we are pleased to have entered into joint venture transactions with two very well-regarded investment partners on a cross-section of assets from the Macerich portfolio. These transactions highlight the significant differential between the private and public markets valuation of our assets."

Developments:

        At Broadway Plaza, in Walnut Creek, California, a major redevelopment, including a 235,000 square foot expansion, is underway. This 774,000 square foot mall (pre-expansion) is anchored by Macy's, Nordstrom and Neiman Marcus. The expansion is planned to open in phases starting in November, 2015. A total of 45 new stores opening in the expanded center have been announced including two level, Flagship stores for Arhaus, H&M, The Gap and Zara. A partial list of other announced tenants includes: Aritzia, Athleta, J. Crew, Kiehl's, Kit & Ace, Lou & Grey, lululemon athletica, Madewell, Michael Kors, Nespresso, NYX, SoulCycle, Tesla, True Food Kitchen, Vince Camuto, and Victoria's Secret.

        At both Los Cerritos Center and Scottsdale Fashion Square, expansions are underway to add a Dick's Sporting Goods and a Harkins Theatre. At Scottsdale Fashion Square the Dick's Sporting Goods store is open and Harkins is scheduled to open in December, 2015. At Los Cerritos Dick's is scheduled to open in December, 2015 and Harkins will open in the first quarter of 2016.

        At Santa Monica Place, a new ArcLight Cinema is being built on the third level above Bloomingdales. Completion of the project is scheduled for November, 2015.

        At Green Acres Mall development of a 335,000 square foot power center is underway. The project is anchored by a Dick's Sporting Goods and includes other big box retailers and outparcels. The project is 75% pre-leased and completion is expected in late 2016.

Joint Ventures, Stock Repurchase and Special Dividend

        As announced on September 30, the Company reached agreement to contribute minority interests in eight properties valued at $5.4 billion (at 100%), representing a cross-section of assets from the Macerich portfolio, into separate joint ventures with GIC (40% interest in five assets) and Heitman (49% interest in three assets). Expected cash proceeds to Macerich from the transactions, which are expected to close in phases starting in October, 2015 and concluding in early 2016, total $2.3 billion which includes $1.1 billion of excess financing proceeds on five of the assets. Use of proceeds is expected to include share repurchases under the Company's recently authorized $1.2 billion share repurchase program, a pay down of the Company's line of credit, for general corporate purposes and for special dividends in the $3.50 to $4.50 per share range.

        The assets included in these joint ventures are:

Property	Location	6/30/2015 Sales PSF	6/30/2015 Occupancy	Partner % Interest
Arrowhead Towne Center	Glendale, AZ	$710	96.5%	40.0%
Deptford Mall	Deptford, NJ	$595	93.6%	49.0%
FlatIron Crossing	Broomfield, CO	$545	92.5%	49.0%
Lakewood Center	Lakewood, CA	$456	96.6%	40.0%
Los Cerritos Center	Cerritos, CA	$764	98.5%	40.0%
South Plains Mall	Lubbock, TX	$460	93.2%	40.0%
Twenty Ninth Street	Boulder, CO	$620	99.3%	49.0%
Washington Square	Portland, OR	$1,118	97.7%	40.0%

Total		$653	96.0%

Financing Activity:

        Macerich has arranged for a seven year, $550 million, 3.65% fixed rate loan on Washington Square and a 10 year, $200 million, 4.22% fixed rate loan on South Plains Mall. In addition, 12-year loans of $525 million at a 4.00% fixed rate on Los Cerritos and $400 million at a 4.05% fixed rate on Arrowhead Towne Center have also been arranged. These loans are expected to close before or concurrently with the closing of the joint ventures mentioned above. Also planned is a $175 million financing of Twenty Ninth Street in early 2016. Macerich's share of excess proceeds from these financing transactions is expected to be approximately $1.1 billion.

2015 Earnings Guidance:

        Management is reaffirming its previously provided FFO per share guidance range of $3.86 to $3.94. In confirming the guidance range, the Company has factored in expected FFO dilution of $.03 per share in 2015 due to the joint ventures mentioned above. The guidance does not include the impact of gains or losses on early extinguishment of debt or expenses related to an unsolicited takeover attempt.

        Details of the guidance assumptions are included in the Company's Form 8-K supplemental financial information.

        Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 51 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investors Section). The call begins Wednesday October 28, 2015 at 10:30 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Results of Operations:
Revenues:
Minimum rents	$194,183	$150,395	$578,075	$451,248
Percentage rents	5,992	4,072	11,816	9,295
Tenant recoveries	106,339	90,059	317,629	264,909
Other income	14,477	10,614	42,801	31,638
Management Companies' revenues	5,271	8,352	17,070	25,248

Total revenues	326,262	263,492	967,391	782,338

Expenses:
Shopping center and operating expenses	94,950	85,352	290,491	257,583
Management Companies' operating expenses	21,012	21,508	67,719	65,185
REIT general and administrative expenses	6,688	5,339	22,660	17,339
Costs related to unsolicited takeover offer	209	—	25,204	—
Depreciation and amortization	117,486	89,741	357,437	266,199
Interest expense	54,956	47,803	163,138	139,941
Loss (gain) on extinguishment of debt, net	27	46	(609)	405

Total expenses	295,328	249,789	926,040	746,652

Equity in income of unconsolidated joint ventures	10,817	16,935	28,185	44,607
Co-venture expense(a)	(2,954)	(2,144)	(7,897)	(6,175)
Income tax benefit	859	689	2,077	3,759
(Loss) gain on sale or write down of assets, net	(3,342)	9,561	(7,078)	(1,504)
Gain on remeasurement of assets	—	—	22,089	—

Net income	36,314	38,744	78,727	76,373
Less net income attributable to noncontrolling interests	2,717	2,830	6,124	6,552

Net income attributable to the Company	$33,597	$35,914	$72,603	$69,821

Average number of shares outstanding—basic	158,517	140,916	158,452	140,859
Average shares outstanding, assuming full conversion of OP Units(b)	169,094	151,027	169,009	150,932
Average shares outstanding—Funds From Operations ("FFO")—diluted(b)	169,211	151,171	169,160	151,048
Net income per share—basic	$0.21	$0.25	$0.46	$0.49
Net income per share—diluted	$0.21	$0.25	$0.45	$0.49
Dividend declared per share	$0.65	$0.62	$1.95	$1.86
FFO—basic(b)(c)	$170,472	$132,520	$454,999	$383,906
FFO—diluted(b)(c)	$170,472	$132,520	$454,999	$383,906
FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$170,708	$132,566	$479,594	$384,311
FFO per share—basic(b)(c)	$1.01	$0.88	$2.69	$2.54
FFO per share—diluted(b)(c)	$1.01	$0.88	$2.69	$2.54
FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$1.01	$0.88	$2.84	$2.54

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods.

This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Reconciliation of Net income attributable to the Company to FFO(c):
Net income attributable to the Company	$33,597	$35,914	$72,603	$69,821
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	2,244	2,571	4,840	4,990
Loss (gain) on sale or write down of consolidated assets, net	3,342	(9,561)	7,078	1,504
Gain on remeasurement of consolidated assets	—	—	(22,089)	—
plus gain on undepreciated asset sales—consolidated assets	—	797	944	919
plus non-controlling interests share of gain (loss) on sale or write down of consolidated joint ventures, net	—	—	112	(39)
(Gain) loss on sale or write down of assets from unconsolidated entities (pro rata), net	(1,142)	393	(1,281)	3,765
plus gain on undepreciated asset sales—unconsolidated entities (pro rata)	1,144	—	1,286	—
Depreciation and amortization on consolidated assets	117,486	89,741	357,437	266,199
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,699)	(5,435)	(11,235)	(16,281)
Depreciation and amortization on joint ventures (pro rata)	21,043	20,999	55,312	61,326
Less: depreciation on personal property	(3,543)	(2,899)	(10,008)	(8,298)

Total FFO—basic and diluted	170,472	132,520	454,999	383,906
Loss (gain) on extinguishment of debt, net—consolidated assets	27	46	(609)	405

Total FFO—diluted, excluding extinguishment of debt	170,499	132,566	454,390	384,311
Add: Costs related to unsolicited takeover offer	209	—	25,204	—

Total FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$170,708	$132,566	$479,594	$384,311

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Reconciliation of EPS to FFO per diluted share(c):
Earnings per share—diluted	$0.21	$0.25	$0.45	$0.49
Per share impact of depreciation and amortization of real estate	0.78	0.68	2.32	2.02
Per share impact of loss (gain) on remeasurement, sale or write down of assets, net	0.02	(0.05)	(0.08)	0.03

FFO per share—diluted	$1.01	$0.88	$2.69	$2.54
Per share impact of loss (gain) on extinguishment of debt, net	0.00	0.00	0.00	0.00
Per share impact of costs related to unsolicited takeover offer	0.00	0.00	0.15	0.00

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$1.01	$0.88	$2.84	$2.54

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Reconciliation of Net income attributable to the Company to EBITDA:
Net income attributable to the Company	$33,597	$35,914	$72,603	$69,821
Interest expense—consolidated assets	54 956	47,803	163,138	139,941
Interest expense—unconsolidated entities (pro rata)	7,340	16,152	24,690	49,806
Depreciation and amortization—consolidated assets	117,486	89,741	357,437	266,199
Depreciation and amortization—unconsolidated entities (pro rata)	21,043	20,999	55,312	61,326
Noncontrolling interests in OP	2,244	2,571	4,840	4,990
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,038)	(8,747)	(18,316)	(25,089)
Loss (gain) on extinguishment of debt, net—consolidated entities	27	46	(609)	405
Loss (gain) on sale or write down of assets—consolidated assets, net	3,342	(9,561)	7,078	1,504
Gain on remeasurement of assets—consolidated assets	—	—	(22,089)	—
(Gain) loss on sale or write down of assets—unconsolidated entities (pro rata), net	(1,142)	393	(1,281)	3,765
Add: Non-controlling interests share of gain (loss) on sale of consolidated assets, net	—	—	112	(39)
Income tax benefit	(859)	(689)	(2,077)	(3,759)
Distributions on preferred units	139	184	415	551

EBITDA(d)	$232,135	$194,806	$641,253	$569,421

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2015	2014	2015	2014
Reconciliation of EBITDA to Net Operating Income ("NOI") and to NOI—Same Centers:
EBITDA(d)	$232,135	$194,806	$641,253	$569,421
Add: REIT general and administrative expenses	6,688	5,339	22,660	17,339
Costs related to unsolicited takeover offer	209	—	25,204	—
Management Companies' revenues	(5,271)	(8,352)	(17,070)	(25,248)
Management Companies' operating expenses	21,012	21,508	67,719	65,185
Straight-line and above/below market adjustments	(7,788)	(5,783)	(21,030)	(11,450)

NOI—All Centers	246,985	207,518	718,736	615,247
NOI of non-comparable centers	(20,396)	4,333	(54,407)	8,443

NOI—Same Centers(e)	$226,589	$211,851	$664,329	$623,690

(d)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses and costs related to unsolicited takeover offer. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents. In both periods, same center NOI includes 100% of former joint venture properties acquired in 2014.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)